EXHIBIT 99.1

Integer Holdings Corporation Reports Results for Fourth Quarter and Full Year 2021

~ Strong 4Q and Full Year sales and profit increase versus last year ~
~ Completed acquisition of Oscor Inc. ~
~ Generated $157 million cash flow from operations in the full year ~

PLANO, Texas, Feb. 17, 2022 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three and twelve months ended December 31, 2021. Unless otherwise stated, all results and comparisons are from continuing operations and include the results of operations from Oscor for the period December 1, 2021 through December 31, 2021.

Fourth Quarter 2021 Financial Results (compared to fourth quarter 2020, except as noted)

  Sales increased 16% to $313 million.
  GAAP income from continuing operations increased $5 million to $20 million, an increase of 30%. Adjusted net income increased $10 million to $33 million, an increase of 41%.
  GAAP operating income increased $1 million to $29 million, an increase of 4%. Adjusted operating income increased $6 million to $44 million, an increase of 16%.
  GAAP diluted EPS from continuing operations increased $0.13 per share to $0.60 per share, an increase of 28%. Adjusted EPS increased $0.28 per share to $0.99 per share, an increase of 39%.
  Adjusted EBITDA increased $9 million to $58 million, an increase of 19%.
  In December, completed acquisition of Oscor, a private medical device company headquartered in Florida with significant manufacturing operations in the Dominican Republic.
  From the end of the third quarter 2021, total debt increased $197 million to $828 million and net total debt increased $206 million to $818 million due to the Oscor acquisition.

Full Year 2021 Financial Results (compared to full year 2020)

  Sales increased 14% to $1.221 billion.
  GAAP income from continuing operations increased $16 million to $93 million, an increase of 20%. Adjusted net income increased $44 million to $136 million, an increase of 48%.
  GAAP operating income increased $15 million to $136 million, an increase of 13%. Adjusted operating income increased $43 million to $187 million, an increase of 30%.
  GAAP diluted EPS from continuing operations increased $0.47 per share to $2.80 per share, an increase of 20%. Adjusted EPS increased $1.31 per share to $4.08 per share, an increase of 47%.
  Adjusted EBITDA increased $53 million to $243 million, an increase of 28%.
  Generated $157 million of cash flow from operating activities.

“Integer delivered strong year-over-year financial results in the fourth quarter and full year 2021 despite a challenging labor and supply chain environment. Looking forward to 2022, we expect our year-over-year sales and profit growth to increase throughout the year. The growth will come from the execution of our strategy as well as the integration of Oscor, which is well underway,” said Joseph Dziedzic, Integer’s president and CEO.

Mr. Dziedzic continued, “During 2021 we protected our associates, delivered for our customers and patients, strengthened our culture, and remained focused on executing our strategy. Integer’s unique position is enabling us to serve our customers through all phases of their products’ lifecycles. Our customers are rewarding us with more development programs in high-growth markets, in support of their product roadmaps. We are confident that our structured and disciplined product line strategy process combined with our targeted investments in high-growth markets will drive sustained above-market growth.”

Discussion of Product Line Fourth Quarter and Full Year Sales

  Cardio & Vascular sales increased 19% in the fourth quarter 2021 compared to fourth quarter 2020 and full year sales increased 10% year-over-year. Strong double-digit year-over-year sales increases in the fourth quarter across all C&V markets, with particular strength in the neurovascular market, despite end market demand fluctuations and supply chain constraints. Full year sales exceeded 2019 pre-pandemic level, with neurovascular and structural heart both growing double-digits compared to 2019.
  Cardiac & Neuromodulation sales increased 19% in the fourth quarter 2021 compared to fourth quarter 2020 and full year sales increased 29% year-over-year. Strong year-over-year fourth quarter sales increases across all markets, despite end market demand fluctuations and supply chain constraints, with both Cardiac Rhythm Management and Neuromodulation increasing double-digits. Neuromodulation full year sales exceeded pre-pandemic levels and grew high single-digits compared to 2019 when normalized to exclude $17 million of 2019 sales to Nuvectra. Nuvectra filed for bankruptcy in the fourth quarter of 2019.
  Advanced Surgical, Orthopedics & Portable Medical includes sales under supply agreement to the acquirer of our divested AS&O product line. Fourth quarter 2021 sales declined 10% compared to fourth quarter 2020 and full year sales decreased 10% year-over-year. Sales decline in the fourth quarter driven by reductions in demand for COVID-related ventilator and patient monitoring components. Full year sales reflect double-digit decline in Advanced Surgical and Orthopedics, the divested product line currently under supply agreement, and low single-digit decline in Portable Medical driven by lower demand for COVID-related ventilators and patient monitoring components.
  Electrochem sales increased 34% in the fourth quarter 2021 compared to fourth quarter 2020 and full year sales increased 8% year-over-year. Strong fourth quarter growth reflects continued energy market recovery. Full year sales growth reflects moving from a period of energy market contraction to recovery beginning in the second quarter of 2021.

2022 Outlook(a)

  Sales growth projected to be 10% to 12%, organic growth of 5% - 7%.
    Expect 1Q22 sales to be similar to 4Q21, constrained by COVID surge impact on labor and supply chain
    Expect 2Q22 sales to be better than 1Q22 from reduced impact of January’s COVID surge and supply chain volatility
    Anticipate strong second-half sales growth from improved labor, supply chain, and new product introductions
  Operating income guidance assumes supply chain and labor constraints improve in the second half.
  Expect free cash flow to be in the range of $90 to $105 million.

(dollars in millions, except per share amounts)

	GAAP		Non-GAAP(b)
	As Reported	Change	Adjusted	Change
Sales	$1,340 to $1,365	10% to 12%	$1,340 to $1,365	10% to 12%
Operating income	$132 to $144	(3)% to 6%	$201 to $213	7% to 14%
EBITDA	N/A	N/A	$270 to $282	11% to 16%
Net income	$91 to $101	(2)% to 9%	$146 to $156	7% to 15%
Earnings per Diluted Share	$2.72 to $3.02	(3)% to 8%	$4.35 to $4.65	7% to 14%

(a) Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measure for Adjusted operating income, Adjusted EBITDA, Adjusted net income, organic sales growth and Adjusted Earnings per Share (“EPS”), all from continuing operations, and free cash flow, included in our “2022 Outlook” above, and Adjusted interest expense and Adjusted effective tax rate below, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from these non-GAAP financial measures.

(b) Adjusted operating income for 2022 is expected to consist of GAAP operating income, excluding items such as intangible amortization, certain legal expenses, reorganization and realignment costs, asset dispositions and severance, totaling approximately $69 million, pre-tax. Adjusted net income and Adjusted EPS for 2022 are expected to consist of GAAP net income and diluted EPS, excluding items such as intangible amortization, certain legal expenses, reorganization and realignment costs, asset dispositions, severance, gains and losses on equity investments and loss on extinguishment of debt totaling approximately $70 million, pre-tax. The after-tax impact of these items is estimated to be approximately $55 million, or approximately $1.63 per diluted share.

Adjusted EBITDA is expected to consist of Adjusted net income, excluding items such as depreciation, interest, stock-based compensation and taxes totaling approximately $124 to $126 million.

Supplemental Financial Information
(dollars in millions)

	2022 Outlook	2021 Actual
Capital expenditures, net	$65 - $75	$53
Depreciation and amortization	$90 - $100	$81
Stock-based compensation	$18 - $21	$16
Other operating expense	$10 - $15	$8
Adjusted interest expense(a)	$24 - $28	$28
Adjusted effective tax rate(b)	16.0% - 17.5%	15%
Cash tax payments	$15 - $20	$20

(a) Adjusted interest expense refers to our expected full-year GAAP interest expense, expected to range from $25 million to $29 million for 2022, adjusted to remove the full-year impact of charges associated with the write-off of deferred issuance costs and unamortized discounts (loss on extinguishment of debt) included in GAAP interest expense.

(b) Adjusted effective tax rate refers to our full-year GAAP effective tax rate, expected to range from 14.0% to 15.5% for 2022, adjusted to reflect the full-year impact of the items that are excluded in providing adjusted net income and certain other identified items.

Summary Financial Results
(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2021	2020	Change
EBITDA from continuing operations(a)	$48,529	$47,540	2.1%
Operating income	$28,663	$27,593	3.9%
Income from continuing operations	$20,001	$15,427	29.6%
Diluted EPS from continuing operations	$0.60	$0.47	27.7%

Adjusted EBITDA(a)	$58,469	$49,236	18.8%
Adjusted operating income(a)	$44,019	$37,975	15.9%
Adjusted net income(a)	$33,057	$23,424	41.1%
Adjusted EPS(a)	$0.99	$0.71	39.4%

	Year Ended December 31,
	2021	2020	Change
EBITDA from continuing operations(a)	$214,060	$203,751	5.1%
Operating income	$135,711	$120,612	12.5%
Income from continuing operations	$93,020	$77,258	20.4%
Diluted EPS from continuing operations	$2.80	$2.33	20.2%

Adjusted EBITDA(a)	$242,983	$189,616	28.1%
Adjusted operating income(a)	$187,175	$143,782	30.2%
Adjusted net income(a)	$135,550	$91,849	47.6%
Adjusted EPS(a)	$4.08	$2.77	47.3%

(a) EBITDA from continuing operations, Adjusted EBITDA, Adjusted operating income, Adjusted net income, and Adjusted EPS are Non-GAAP financial measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A, B and C at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results
(dollars in thousands)

	Three Months Ended December 31,
	2021	2020	Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$163,381	$137,063	19.2%	17.6%
Cardiac & Neuromodulation	111,869	93,838	19.2%	17.3%
Advanced Surgical, Orthopedics & Portable Medical	26,664	29,747	(10.4)%	(10.4)%
Total Medical Sales	301,914	260,648	15.8%	14.3%
Non-Medical Sales	11,101	8,311	33.6%	33.6%
Total Sales	$313,015	$268,959	16.4%	14.9%

	Year Ended December 31,
	2021	2020	Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$626,013	$569,948	9.8%	9.0%
Cardiac & Neuromodulation	446,569	346,242	29.0%	28.5%
Advanced Surgical, Orthopedics & Portable Medical	110,044	121,788	(9.6)%	(9.6)%
Total Medical Sales	1,182,626	1,037,978	13.9%	13.3%
Non-Medical Sales	38,453	35,464	8.4%	8.4%
Total Sales	$1,221,079	$1,073,442	13.8%	13.2%

(a) Organic sales change is a Non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table D at the end of this release for a reconciliation of these amounts.

Conference Call Information
The Company will host a conference call on Thursday, February 17, 2022, at 8 a.m. CT / 9 a.m. ET to discuss these results. The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (888) 330-3567 (U.S.) or (646) 960-0842 (outside U.S.) and the conference ID is 9252310. The call will be archived on the Company’s website. An earnings call slide presentation containing supplemental information about the Company’s results will be posted to our website at investor.integer.net prior to the conference call and will be referenced during the conference call.

From time to time, the Company posts information that may be of interest to investors on its website at investor.integer.net. To automatically receive Integer financial news by email, please visit investor.integer.net and subscribe to email alerts.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region Medical® and Electrochem®. Additional information is available at www.integer.net.

Contact Information
Tony Borowicz
SVP, Investor Relations
716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information
In addition to our results reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted operating income, and organic sales change rates, all from continuing operations. Adjusted net income and adjusted EPS consist of GAAP amounts from continuing operations adjusted for the following to the extent occurring during the period: (i) acquisition and integration related expenses, including fair value adjustments to contingent consideration resulting from acquisitions, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) (gain) loss on equity investments, (ix) extinguishment of debt charges, (x) the income tax provision (benefit) related to these adjustments and (xi) certain tax items that are outside the normal tax provision for the period. Adjusted EPS is calculated by dividing adjusted net income by diluted weighted average shares outstanding. EBITDA is calculated by adding back interest expense, provision (benefit) for income taxes from continuing operations, depreciation and amortization expense, to income from continuing operations, which is the most directly comparable GAAP financial measure. Adjusted EBITDA consists of EBITDA plus adding back stock-based compensation and the same adjustments as listed above except for items (ii), (ix), (x) and (xi). Adjusted operating income consists of operating income from continuing operations adjusted for the same items listed above except for items (viii), (ix), (x) and (xi).

Organic sales change is reported sales growth adjusted for the impact of foreign currency and the contribution of acquisitions. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue, and exclude the amount of sales acquired or divested during the period from the current/previous period amounts, respectively.

We believe that the presentation of adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, adjusted operating income, and organic sales change rates, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations. In addition to the performance measures identified above, we believe that net total debt, free cash flow and leverage ratio provide meaningful measures of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments. Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. We calculate leverage ratio as net total debt divided by adjusted EBITDA for the trailing 4 quarters. Free cash flow is defined as Net cash provided by operating activities (as stated in our Condensed Consolidated Statements of Cash Flows) reduced by capital expenditures (acquisition of property, plant, and equipment (PP&E), net of proceeds from the sale of PP&E).

Forward-Looking Statements
Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to recovery from the COVID-19 global pandemic; future sales, expenses, and profitability; future development and expected growth of our business and industry; our ability to execute our business model and our business strategy, including completion and integration of current or future acquisition targets; projected capital spending; and other events, conditions or developments that will or may occur in the future. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “projects,” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

  operational risks, such as the duration, scope and impact of the COVID-19 pandemic, including the evolving health, economic, social and governmental environments and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our reliance on third party suppliers for raw materials, key products and subcomponents; the potential for harm to our reputation caused by quality problems related to our products; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; interruptions in our manufacturing operations; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; our dependence upon our senior management team and technical personnel; and global climate change and the emphasis on ESG matters by various stakeholders;
  strategic risks, such as the intense competition we face and our ability to successfully market our products; our ability to respond to changes in technology; our ability to develop new products and expand into new geographic and product markets; and our ability to successfully identify, make and integrate acquisitions to expand and develop our business in accordance with expectations;
  financial risks, such as our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; economic and credit market uncertainties that could interrupt our access to capital markets, borrowings or financial transactions; financial and market risks related to our international operations and sales; our complex international tax profile; and our ability to realize the full value of our intangible assets; and
  legal and compliance risks, such as regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability or intellectual property claims; our ability to protect our intellectual property and proprietary rights; our ability and the cost to comply with environmental regulations; our ability to comply with customer-driven policies and third party standards or certification requirements; our ability to obtain necessary licenses for new technologies; legal and regulatory risks from our international operations; and the fact that the healthcare industry is highly regulated and subject to various regulatory changes;

Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$17,885	$49,206
Accounts receivable, net	182,310	156,207
Inventories	155,699	149,323
Refundable income taxes	4,735	2,087
Contract assets	64,743	40,218
Prepaid expenses and other current assets	27,610	15,896
Total current assets	452,982	412,937
Property, plant and equipment, net	277,099	253,964
Goodwill	924,704	859,442
Other intangible assets, net	807,810	757,224
Deferred income taxes	5,711	4,398
Operating lease assets	70,053	45,153
Other long-term assets	43,856	38,739
Total assets	$2,582,215	$2,371,857
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$15,250	$37,500
Accounts payable	76,859	51,570
Income taxes payable	725	1,847
Operating lease liabilities	9,862	8,431
Accrued expenses and other current liabilities	56,933	56,843
Total current liabilities	159,629	156,191
Long-term debt	812,876	693,758
Deferred income taxes	171,505	182,304
Operating lease liabilities	59,767	37,861
Other long-term liabilities	23,741	30,688
Total liabilities	1,227,518	1,100,802
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	713,150	700,814
Retained earnings	614,324	517,516
Accumulated other comprehensive income	27,190	52,692
Total stockholders’ equity	1,354,697	1,271,055
Total liabilities and stockholders’ equity	$2,582,215	$2,371,857

Condensed Consolidated Statements of Operations - Unaudited
(in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Sales	$313,015	$268,959	$1,221,079	$1,073,442
Cost of sales	231,149	195,750	884,109	787,735
Gross profit	81,866	73,209	336,970	285,707
Operating expenses:
Selling, general and administrative (SG&A)	36,268	35,037	141,418	109,006
Research, development and engineering	12,736	10,589	51,985	48,468
Other operating expenses (OOE)	4,199	(10)	7,856	7,621
Total operating expenses	53,203	45,616	201,259	165,095
Operating income	28,663	27,593	135,711	120,612
Interest expense	5,511	9,218	31,628	38,220
(Gain) loss on equity investments, net	1,276	(1,383)	3,143	(5,337)
Other (income) loss, net	(252)	1,755	(123)	1,522
Income from continuing operations before income taxes	22,128	18,003	101,063	86,207
Provision for income taxes	2,127	2,576	8,043	8,949
Income from continuing operations	$20,001	$15,427	$93,020	$77,258

Discontinued operations:
Income from discontinued operations before taxes	4,931	—	4,931	—
Provision for income taxes	1,143	—	1,143	—
Income from discontinued operations	$3,788	$—	$3,788	$—

Net income	$23,789	$15,427	$96,808	$77,258

Basic earnings per share:
Income from continuing operations	$0.61	$0.47	$2.82	$2.35
Income from discontinued operations	$0.11	$—	$0.11	$—
Basic earnings per share	$0.72	$0.47	$2.93	$2.35

Diluted earnings per share:
Income from continuing operations	$0.60	$0.47	$2.80	$2.33
Income from discontinued operations	$0.11	$—	$0.11	$—
Diluted earnings per share	$0.71	$0.47	$2.91	$2.33

Weighted average shares outstanding:
Basic	33,023	32,880	32,993	32,845
Diluted	33,280	33,129	33,258	33,113

Condensed Consolidated Statements of Cash Flows(a) - Unaudited
(in thousands)
	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$96,808	$77,258
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,369	79,324
Debt related charges included in interest expense	6,954	4,774
Stock-based compensation	16,185	9,163
Non-cash (gains) charges related to customer bankruptcy	(348)	554
Non-cash lease expense	8,235	7,810
Non-cash (gain) loss on equity investments	3,143	(5,337)
Contingent consideration fair value adjustment	133	(2,000)
Other non-cash losses	2,202	600
Deferred income taxes	(10,270)	(6,966)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(17,539)	38,153
Inventories	4,700	18,441
Prepaid expenses and other assets	(2,409)	(864)
Contract assets	(24,923)	(15,451)
Accounts payable	19,525	(9,055)
Accrued expenses and other liabilities	(22,984)	(10,721)
Income taxes payable	(4,115)	(4,342)
Net cash provided by operating activities	156,666	181,341
Cash flows from investing activities:
Acquisition of property, plant and equipment	(53,463)	(46,832)
Purchase of intangible asset	—	(4,607)
Proceeds from sale of property, plant and equipment	443	82
Acquisitions, net	(217,978)	(5,219)
Net cash used in investing activities	(270,998)	(56,576)
Cash flows from financing activities:
Principal payments of term loans	(741,786)	(87,500)
Proceeds from issuance of term loans	818,250	—
Proceeds from revolving credit facility	82,300	185,000
Payments of revolving credit facility	(63,000)	(185,000)
Proceeds from the exercise of stock options	743	3,263
Payment of debt issuance costs	(8,139)	(515)
Tax withholdings related to net share settlements of restricted stock unit awards	(4,592)	(3,820)
Contingent consideration payments	(1,621)	—
Principal payments on finance leases	(169)	(6)
Net cash provided by (used in) financing activities	81,986	(88,578)
Effect of foreign currency exchange rates on cash and cash equivalents	1,025	(516)
Net increase (decrease) in cash and cash equivalents	(31,321)	35,671
Cash and cash equivalents, beginning of year	49,206	13,535
Cash and cash equivalents, end of year	$17,885	$49,206

(a) The Condensed Consolidated Statements of Cash Flows - Unaudited includes cash flows related to discontinued operations.

Reconciliations of Non-GAAP Financial Measures from Continuing Operations
Table A: Income from Continuing Operations and Diluted EPS Reconciliations
(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2021			2020
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$22,128	$20,001	$0.60	$18,003	$15,427	$0.47
Adjustments(a):
Amortization of intangibles	10,524	8,323	0.25	10,237	8,095	0.24
Certain legal expenses (SG&A)(b)	175	139	—	139	111	—
Other operating expenses (OOE)(c)	4,199	3,332	0.10	(10)	235	0.01
(Gain) loss on equity investments	1,276	1,008	0.03	(1,383)	(1,093)	(0.03)
Loss on extinguishment of debt	—	—	—	550	435	0.01
Medical device regulations (COS)(d)	270	214	0.01	—	—	—
Customer bankruptcy(e)	(113)	(89)	—	16	13	—
Inventory step-up amortization (COS)	301	266	0.01	—	—	—
Tax adjustments(f)	—	(137)	—	—	201	0.01
Adjusted net income (Non-GAAP)	$38,760	$33,057	$0.99	$27,552	$23,424	$0.71

Diluted weighted average shares for adjusted EPS		33,280			33,129

	Year Ended December 31,
	2021			2020
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$101,063	$93,020	$2.80	$86,207	$77,258	$2.33
Adjustments(a):
Amortization of intangibles	41,597	32,898	0.99	41,131	32,520	0.98
Certain legal expenses (gains) (SG&A)(b)	1,454	1,149	0.03	(26,811)	(21,180)	(0.64)
Other operating expenses (OOE)(c)	7,856	6,178	0.19	7,621	6,177	0.19
(Gain) loss on equity investments	3,143	2,483	0.07	(5,337)	(4,216)	(0.13)
Loss on extinguishment of debt	3,774	2,981	0.09	550	435	0.01
Medical device regulations (COS)(d)	744	588	0.02	—	—	—
Customer bankruptcy(e)	(488)	(385)	(0.01)	1,229	971	0.03
Inventory step-up amortization (COS)	301	266	0.01	—	—	—
Tax adjustments(f)	—	(3,628)	(0.11)	—	(116)	—
Adjusted net income (Non-GAAP)	$159,444	$135,550	$4.08	$104,590	$91,849	$2.77

Diluted weighted average shares for adjusted EPS		33,258			33,113

(a) The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment. Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”). Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(b) Expenses associated with non-ordinary course legal matters. The full year 2020 also include a net gain of $28.2 million recorded during the third quarter of 2020 in connection with the resolution of the AVX Corporation patent litigation matter.

(c) OOE includes acquisition and integration related expenses, facility consolidation, optimization, manufacturing transfer and system integration charges, asset write-down and disposition charges, charges in connection with corporate realignments or a reduction in force, unusual or infrequently occurring items. OOE for the fourth quarter and full year 2021 includes $2.0 million of acquisition costs related to the acquisition of Oscor. OOE for the fourth quarter and full year 2020 includes a $1.5 million adjustment to reduce the fair value of acquisition-related contingent consideration liabilities.

(d) The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.

(e) In November 2019, one of our customers, Nuvectra Corporation, filed a voluntary Chapter 11 bankruptcy petition (the “Customer Bankruptcy”). The 2021 amounts are predominantly due to favorable settlements on supplier purchase order termination clauses and benefits recognized from the utilization of previously reserved inventory and the 2020 amounts primarily consist of charges related to inventory recorded in cost of sales in our consolidated statements of operations.

(f) Discrete tax benefits predominately related to the reversal of previously unrecognized tax benefits resulting from the effective settlement of tax audits and the utilization of acquired foreign tax credits during the periods presented.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: Adjusted Operating Income Reconciliations
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating income (GAAP)	$28,663	$27,593	$135,711	$120,612
Adjustments:
Amortization of intangibles	10,524	10,237	41,597	41,131
Certain legal expenses (gains)	175	139	1,454	(26,811)
Other operating expenses	4,199	(10)	7,856	7,621
Medical device regulations	270	—	744	—
Customer bankruptcy	(113)	16	(488)	1,229
Inventory step-up amortization	301	—	301	—
Adjusted operating income (Non-GAAP)	$44,019	$37,975	$187,175	$143,782

Table C: EBITDA Reconciliations
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Income from continuing operations (GAAP)	$20,001	$15,427	$93,020	$77,258

Interest expense	5,511	9,218	31,628	38,220
Provision for income taxes	2,127	2,576	8,043	8,949
Depreciation	10,366	10,082	39,772	38,193
Amortization of intangibles	10,524	10,237	41,597	41,131
EBITDA from continuing operations (Non-GAAP)	48,529	47,540	214,060	203,751
Certain legal expenses (gains)	175	139	1,454	(26,811)
Stock-based compensation (excluding OOE)	3,832	2,934	15,913	9,163
Other operating expenses (OOE)	4,199	(10)	7,856	7,621
(Gain) loss on equity investments	1,276	(1,383)	3,143	(5,337)
Medical device regulations	270	—	744	—
Customer bankruptcy	(113)	16	(488)	1,229
Inventory step-up amortization	301	—	301	—
Adjusted EBITDA (Non-GAAP)	$58,469	$49,236	$242,983	$189,616

Table D: Organic Sales Change Reconciliation (% Change)

	GAAP Reported Growth	Impact of Acquisitions and Foreign Currency(a)	Non-GAAP Organic Change
Quarter over Quarter Change (4Q 2021 vs. 4Q 2020)
Medical Sales
Cardio & Vascular	19.2%	(1.6)%	17.6%
Cardiac & Neuromodulation	19.2%	(1.9)%	17.3%
Advanced Surgical, Orthopedics & Portable Medical	(10.4)%	—	(10.4)%
Total Medical Sales	15.8%	(1.5)%	14.3%
Non-Medical Sales	33.6%	—	33.6%
Total Sales	16.4%	(1.5)%	14.9%

Year over Year Change (2021 vs. 2020)
Medical Sales
Cardio & Vascular	9.8%	(0.8)%	9.0%
Cardiac & Neuromodulation	29.0%	(0.5)%	28.5%
Advanced Surgical, Orthopedics & Portable Medical	(9.6)%	—	(9.6)%
Total Medical Sales	13.9%	(0.6)%	13.3%
Non-Medical Sales	8.4%	—	8.4%
Total Sales	13.8%	(0.6)%	13.2%

(a) Fourth quarter and full year 2021 and 2020 sales have been adjusted to exclude the contribution of business acquisitions and foreign currency exchange rate fluctuations.

Table E: Net Total Debt Reconciliation
(in thousands)

	December 31, 2021	October 1, 2021	December 31, 2020
Total debt	828,126	630,655	731,258
Add: Unamortized discount and deferred debt issuance costs	7,361	6,645	6,715
Total principal amount of debt outstanding	835,487	637,300	737,973
LESS: Cash and cash equivalents	17,885	25,472	49,206
Net Total Debt (Non-GAAP)	$817,602	$611,828	$688,767